Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Trust Certificates, no par value, of Copper Property CTL Pass Through Trust, a New York common law trust, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 8th day of October, 2025.

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

BYWAY 1 CORP.

By: /s/ Alyssa Petrenko

Name: Alyssa Petrenko

Title: Vice President and Co-Secretary

PONDFIELD 4 CORP.

By: /s/ Alyssa Petrenko

Name: Alyssa Petrenko

Title: Vice President and Co-Secretary

BEECHWOOD 6 CORP.

By: /s/ Alyssa Petrenko

Name: Alyssa Petrenko

Title: Vice President and Co-Secretary